EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Printronix, Inc.
Irvine, California
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 3, 2005 except as to Note 10 which is as of June 15, 2005, relating to the consolidated financial statements, and schedules of Printronix, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended March 25, 2005.
/s/ BDO Seidman, LLP
Costa Mesa, California
June 2, 2006